Exhibit No. 16.1	Page 1
HPC Acquisitions, Inc.
File No. 000-53248
Form 8-K
July 23, 2013

Letterhead of S. W. Hatfield, CPA

July 23, 2013

U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Gentlemen:

On July 23, 2013, this Firm received the final draft copy of a Current Report on Form 8-K to be filed by HPC Acquisitions, Inc. (SEC File #000-53248, CIK #1435224) (Company) reporting an Item 4.01 - Changes in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the draft Form 8-K,  Item 4.01 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA
S. W. Hatfield, CPA
Dallas, Texas

Exhibit No. 16.1	Page 2
HPC Acquisitions, Inc.
File No. 000-53248
Form 8-K
Report date: July 23, 2013

Letterhead of S. W. Hatfield, CPA

July 23, 2013

Board of Directors
HPC Acquisitions, Inc.
10935 57th Avenue North
Plymouth MN 55442

RE:	HPC Acquisitions, Inc.
SEC File #: 000-53248
CIK #: 1435224

Gentlemen:

Please note that our registration with the Public Company Accounting Oversight Board has been revoked.  Accordingly, we hereby tender our resignation as the auditor of record for HPC Acquisitions, Inc., effective immediately.

Further, by copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between HPC Acquisitions, Inc. (SEC File #000-53248, CIK #1435224) has ceased.

Yours truly,

S. W. HATFIELD, CPA

/s/ S. W. Hatfield, CPA

cc:	Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
Mail Stop 9-5
100 F Street, NE
Washington, DC 20549-2001
202-551-5300
202-772-9252 (fax)